Exhibit 99.B(g)(3)

AMENDED

MASTER REPURCHASE AGREEMENT

THIS AMENDED MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of August 7, 2006, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“ING Funds”), and Goldman, Sachs & Co. (“Goldman Sachs”).

W I T N E S S E T H:

WHEREAS, ING Funds and Goldman Sachs are parties to that certain Master Repurchase Agreement dated as of December 13, 2004 (the “Master Repurchase Agreement”); and

WHEREAS, ING Funds and Goldman Sachs desire to amend the Master Repurchase Agreement to add the ING Global Technology Portfolio (formerly known as ING Goldman Sachs TollkeeperSM Portfolio) and to otherwise accurately reflect the funds listed on Schedule A as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ING Funds and Goldman Sachs agree that the Master Repurchase Agreement is hereby amended as follows:

Schedule A shall be replaced in its entirety with the attached Schedule A thereby accurately reflecting the clients for whom ING is acting as agent under the Master Repurchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective August 4, 2006.

ING Funds:	Each Investment Company and/or Portfolio Series or Fund of
Each Investment Company Identified on Schedule A Hereto

	By:	/s/ Robert S. Naka
Name: Robert S. Naka
Title: EVP

Goldman Sachs:	Goldman, Sachs & Co.

	By:	/s/ illegible
Name:
Title:

1

SCHEDULE A

ING Funds

ING EQUITY TRUST

ING Convertible Fund

ING Disciplined LargeCap Fund

ING Financial Services Fund

ING Fundamental Research Fund

ING MidCap Opportunities Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund (Funds I-XII)*

ING FUNDS TRUST

ING Classic Money Market Fund

ING GNMA Income Fund ING High Yield Bond Fund

ING Intermediate Bond Fund

ING Institutional Prime Money Market Fund

ING National Tax-Exempt Bond Fund

ING MUTUAL FUNDS

ING Global Bond Fund

ING International Fund

ING Precious Metals Fund

ING VARIABLE PRODUCTS TRUST

ING VP Financial Services Portfolio

ING VP High Yield Bond Portfolio

ING VP International Value Portfolio

ING VP MidCap Opportunities Portfolio

ING VP SmallCap Opportunities Portfolio

ING VP NATURAL RESOURCES TRUST

ING INVESTMENT FUNDS, INC.

ING MagnaCap Fund

ING VARIABLE INSURANCE TRUST

ING GET U.S. Core Portfolio (Series 1-13)

ING INVESTORS TRUST

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Stock Index Portfolio

ING PARTNERS INC.

ING Fundamental Research Portfolio

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

* Portfolios that are part of a series or multiple funds may be added by notice and acceptance without amending this Exhibit.